Exhibit 21

                        Subsidiaries of M.S. Carriers, Inc.

                                                        Jurisdiction of
Subsidiary                                               Incorporation

M.S. Carriers Warehousing & Distribution, Inc.             Tennessee
M.S. Nationwide, Inc. (inactive)                           Tennessee
M.S. Carriers Logistics Mexico, S.A. de C.V.                Mexico
M.S. International, Inc.                                    Nevada
M.S. Global, Inc.                                           Nevada
M.S. Air, Inc.                                             Tennessee